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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Harcourt General, Inc. on Form S-3 of our reports dated December 9, 1996, appearing in and incorporated by reference into the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.







Deloitte & Touche LLP
Boston, Massachusetts
July 2, 1997